EXHIBIT 32

                                 CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Operating Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended January 31, 2005, and to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: March 16, 2005            By: /s/ Anna E. Gluskin
                                    --------------------------------------------
                                    Anna E. Gluskin, Chief Executive Officer
                                    (Principal Executive Officer)

DATE: March 16, 2005            By: /s/ Rose C. Perri
                                    --------------------------------------------
                                    Rose C. Perri, Chief Operating Officer
                                    (Principal Financial and Accounting Officer)